EXHIBIT 4.7

                                HEALTHWATCH, INC.
                    1995 STOCK BONUS AND SALARY DEFERRAL PLAN


                      Article I. Establishment and Purpose

       1.1 Establishment. HealthWatch, Inc., a Minnesota Corporation ("Company"), hereby establishes a stock bonus and salary deferral plan for employees and others providing services to the Company and its Subsidiary Corporations, as described herein, which shall be known as the "1995 STOCK BONUS AND SALARY DEFERRAL PLAN" (the "Plan").

       1.2 Purpose. The purpose of this Plan is to enhance stockholder investment by attracting, retaining and motivating key employees and consultants of the Company and its Subsidiary Corporations, and to encourage stock ownership by such employees and consultants by providing the Company with a means to promote their proprietary interest in the Company's success.


                             Article II. Definitions

       2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when said meaning is intended, the term shall be capitalized.

        (a)    "Board" means the Board of Directors of the Company.

        (b) "Cause" means (i) an act or acts of personal dishonesty taken by Employee or Consultant and intended to result in substantial personal enrichment to Employee or Consultant at the expense of the Company; (ii) repeated violations by Employee or Consultant of his obligations which are demonstrably willful and deliberate on Employee's or Consultant's part and which are not remedied within a reasonable period after Employee's or Consultant's receipt of written notice of such violations from the Company;
               (iii) the conviction of Employee or Consultant of a felony that is materially and demonstrably injurious to the Company; (iv) sexual harassment by Employee or Consultant of any other Employee or Consultant of the Company; or (v) illegal use of drugs. No act, or failure to act, on Employee's or Consultant's part shall be considered "dishonest," "willful," or "deliberate," unless done, or admitted to be done, by Employee or Consultant in bad faith and without reasonable belief that Employee's or Consultant's action or omission was in the best interest of the Company.

        (c)    "Company" means HealthWatch, Inc., a Minnesota Corporation.

        (d) "Consultant" means any person or entity, including an officer or director of the Company or a Subsidiary Corporation, who provides services (other than as an Employee) to the Company or a Subsidiary Corporation, and shall include a Non-Employee Director, as defined below.

        (e) "Employee" means any person, including an officer or director of the Company or a Subsidiary Corporation, who is employed by the Company or a Subsidiary Corporation.

        (f) "Fair Market Value" means the fair market value of Stock which is subject to a grant under this Plan.

        (g) "Non-Employee Director" means a member of the Board who is not an employee of the Company or of any Subsidiary Corporation at the time an Option is granted hereunder.

        (h) "Parent Corporation" shall have the meaning set forth in the Company's 1995 Stock Option Plan with the Company being treated as the employer corporation for purposes of this definition.

        (i) "Subsidiary Corporation" shall have the meaning set forth the Company's 1995 Stock Option Plan with the Company being treated as the employer corporation for purposes of this definition.

        (j) "Stock" means the $.07 par value (as adjusted to reflect the one-for-seven reverse stock split effective May 13, 1996) common stock of the Company.

       2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.


                   Article III. Eligibility and Participation

       3.1 Eligibility and Participation. All Employees and Consultants are eligible to participate in this Plan and receive stock grants hereunder. Participants in the Plan shall be selected by the Board from among those Employees and Consultants who, in the opinion of the Board, are in a position to contribute to the Company's continued growth and development and to its long-term financial success.



                           Article IV. Administration

       4.1 Administration. The Board shall be responsible for administering the Plan.

The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Board, pursuant to the provisions of this Plan, shall be final and binding and conclusive for all purposes and upon all persons.

        At the discretion of the Board this Plan may be administered by a Committee which shall be an executive committee of the Board, consisting of not less than three (3) members of the Board. The members of such Committee may be directors who are eligible to receive stock grants under this Plan, but shares of Stock may be granted to such persons only by action of the full Board and not by action of the Committee. Such Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the stockholders, the directors and any persons having any interests in any stock grants under this Plan, and, by resolution or resolution providing for the creation and issuance of any such Stock, to fix the terms upon which, the time or times at or within which, and the price or prices, if any, at which any such shares may be issued by the Company.

        The Board may from time to time remove members from, or add members to, the Committee. The Board may terminate the Committee at any time. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of two-thirds (2/3) of the members of the Committee.

        Where the Committee has been created by the Board, references herein to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by this Plan or by the Board.

        The Board shall have all of the enumerated powers of the Committee, but shall not be limited to such powers. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock granted under it.


                      Article V. Stock Subject to the Plan

        5.1 Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 142,857 shares (as amended February 26, 1996 and as adjusted to reflect the one-for-seven reverse stock split effective May 13, 1996). The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion.

       5.2 Unused Stock. If a Stock grant which is conditional shall expire or terminate for any reason without having been completed in full, the unissued shares of Stock subject thereto shall not become available for other grants under the Plan.

       5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, or other similar corporate change, the aggregate number of shares of Stock set forth in section 5.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.


                        Article VI. Duration of the Plan

       6.1 Duration of the Plan. The Plan shall be in effect for ten years from the date of its adoption by the Board. The Plan shall terminate before the end of said period, if all Stock subject to it has been issued under the Plan.


                       Article VII. Terms of Stock Grants

       7.1 Grant of Shares. Shares may be granted to Employees or Consultants at any time and from time to time as determined by the Board. The Board shall have complete discretion in determining the number of shares granted to each participant hereunder. In making such determinations, the Board may take into account the nature of services rendered by such Employees or Consultants, their present and potential contributions to the Company and its Subsidiary Corporations, and such other factors as the Board in its discretion shall deem relevant.

       7.2 Grant Price. No Stock granted pursuant to this Plan shall be granted at a price, based on the value of the services performed or to be performed in consideration therefore, as determined by the Board, which is less than the Fair Market Value of Stock on the date of the grant.

        7.3 Conditions of Grants. Grants shall be in full or part consideration for services rendered or to be rendered and may be made subject to forfeiture in the event that the recipient thereof does not perform the specified services or does not continue to provide the services for a specified period of time either because he/she is terminated for cause or elects to cease providing the services to the Company.

       7.4 Nontransferability. All rights to grants under this Plan shall be nontransferable by the recipient, other than by will or the laws of dissent and distribution.


          Article VIII. Amendment, Modification and Termination of Plan

       8.1 Amendment, Modification, and Termination of the Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding grant under the Plan without the consent of the recipient thereof.


                       Article IX. Securities Registration

       9.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Stock which shall have been granted hereunder, or to qualify any such grants or Stock under the Securities Act of 1933, as amended, or any other statute, then the recipients of such grants shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Stock.

Unless the Company has determined that the following representation is unnecessary, each person receiving a stock grant under the Plan may be required by the Company, as a condition to the receipt thereof, to make a representation in writing (a) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (b) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.


                           Article X. Tax Withholding

       10.1 Tax Withholding. Whenever shares of Stock are to be issued under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements.



                           Article XI. Indemnification

      11.1 Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or any Subsidiary Corporation may have to indemnify them or hold them harmless.


                        Article XII. Requirements of Law

      12.1 Requirements of Law. The issuance of shares of Stock upon stock grants pursuant to the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

       12.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.


                      Article XIII. Effective Date of Plan

       13.1 Effective Date. The Plan shall be effective on December 8, 1995, the effective date of its adoption by the Board.